                                                                   EXHIBIT 10.21

                               AGREEMENT FOR THE
                       PURCHASE AND SALE OF AN INTEREST
                                      IN
                          BEACON COMMUNICATIONS, LLC


     THIS AGREEMENT (the "Agreement") is made and entered into as of the 20th day of January, 1999, by and among ASCENT ENTERTAINMENT GROUP, INC., a Delaware corporation (the "Ascent"); ASCENT BEACON CORPORATION, a Delaware corporation ("ABC") (Ascent and ABC are individually and collectively sometimes hereinafter referred to as "Seller"); BEACON COMMUNICATIONS, LLC, a Delaware limited liability company ("Beacon LLC"); and BOOMTOWN INVESTMENTS, LLC, a Delaware limited liability company ("BT Investments"), and ANG CAPITAL CORPORATION, a Delaware corporation ("ANG") (BT Investments and ANG are individually and collectively sometimes hereinafter referred to as "Buyer"). This Agreement is made with reference to the following facts:


                                 R E C I T A L S

     A. Beacon Communications Corp. ("BCC") was ninety percent (90%) owned by Ascent and ten percent (10%) owned by ABC, and has been merged with and into Beacon LLC, and Beacon LLC is owned entirely by Ascent (as to 90% of the membership interests) and ABC (as to 10% of the membership interests). Prior to the merger of BCC into Beacon LLC, Club Pictures, Inc. and Beacon Music Publishing were merged into single- or two-member limited liability companies wholly-owned by BCC and/or Beacon LLC and a subsidiary corporation or limited liability company. 16th Round Production Corp., Lucifilms, Inc. and Lazarus Pictures, Inc. have remained wholly-owned subsidiaries of Beacon LLC. Individually and collectively, whether remaining in corporate form or merged into limited liability companies, Club Pictures, Beacon Music Publishing, 16th Round Production Corp., Lucifilms, Inc. and Lazarus Pictures, Inc. are referred to as "Beacon Sub LLC."

     B. BCC was, and Beacon LLC is, directly and through their respective wholly-owned corporations and limited liability companies (all references to BCC or Beacon LLC throughout this Agreement, including without limitation, Paragraphs 4 and 5 and Schedule 2.1, shall include BCC or Beacon LLC and each of their direct and indirect respective subsidiary corporations and subsidiary limited liability companies), engaged in the business of the development, financing, production and exploitation of theatrical and television films, music sound tracks, and other related areas of the entertainment business (the "Business").

     C. After the merger of BCC into Beacon LLC, Ascent desires to sell, and Buyer desires to purchase, ninety percent (90%) of all of the membership interests in Beacon LLC (the "Interest") from Ascent.

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

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.   PURCHASE AND SALE OF MEMBERSHIP INTEREST.  Subject to the terms and
          ----------------------------------------
conditions hereof, Ascent hereby agrees to sell, transfer, deliver and assign to Buyer, and Buyer agrees to purchase and receive from Seller, ninety percent (90%) of all of the membership interests in Beacon LLC. ABC shall retain the
other ten percent (10%) of the membership interests in Beacon LLC.    The Beacon
LLC Operating Agreement shall be amended and restated at the Closing, and the Operating Agreement attached hereto as Exhibit "A" will become the new Operating Agreement of Beacon LLC, effective as of the Closing.

     2.   ASSETS; ASSUMED LIABILITIES; EXCLUDED LIABILITIES.
          -------------------------------------------------

          2.1 Prior to the merger of BCC into Beacon LLC, Seller (which for purposes of this Section 2.1, includes all subsidiaries and entities owned or controlled by Seller, other than BCC) contributed to BCC any assets, tangible or intangible, of whatever kind or nature, of Ascent that were being used by BCC solely in the Business, the life and disability policies on Armyan Bernstein and the life insurance policy on Marc Abraham, or related to the Assumed Liabilities (as defined below), including, without limitation, all claims, offsets, defenses and causes of action Seller has or may have related to the claims listed on
Exhibit 2.1A. After the merger, Beacon LLC owns all of the assets of BCC (the "Assets"), wherever located, including, without limitation, cash, receivables, all notes, securities, shares and ownership interests in subsidiaries and other entities, completed and in-progress motion pictures, films, television projects, music and record rights, music soundtracks and music publishing rights, all copyrights, all intellectual property rights, all trade secrets, contracts, scripts, development projects, intellectual property rights, story ideas, rights to ideas created by employees or agents, or others, equipment, automobiles, machines, supplies, trademarks, service marks, trade names, goodwill, name, reputation, fictitious business names, the names "Beacon" and "Beacon Communications," logos, designs, producing and production agreements, financing and lending contracts, contracts for distribution of films, contracts for music, songs, music soundtracks, music publishing (whether as to ownership obligations or distribution), contracts for the services of actors, directors, writers and other service providers, contracts and agreements for BCC and Beacon LLC to provide services, contracts and options for stories, scripts and other properties, the Universal Pictures and Sony Pictures agreements and contract rights, rights to receive monies (including producer's fees, profits from motion pictures, residuals, participations, cost and expense reimbursements), all other contracts and rights related to the Business and the Assets (including any and all rights under any insurance policy now or previously held by Seller or COMSAT), deposits, claims, causes of action, the existing life insurance policy(ies) on Armyan Bernstein and the existing life insurance policies(ies) on Marc Abraham, the disability policy on Armyan Bernstein, corporate shares in all BCC and Beacon LLC subsidiary corporations, membership and partnership interests in all partnerships and limited liability companies in which BCC or Beacon LLC directly or indirectly have any interest, computer software, accounting software, books and records, files, ledgers, employee manuals, safety manuals and plans, and all other proprietary, financial, legal, or relevant or helpful information, documents and agreements relating to Beacon LLC, BCC, the Assets, the Business, and the Assumed Liabilities (including, without limitation, any liability, casualty, errors and omissions, and other insurance policies solely related to any films in production, all BCC or Beacon LLC insurance policies (but not Ascent Group policies covering BCC) and Beacon LLC under the merger has assumed and is subject to all of the debts, liabilities, commitments and obligations of BCC, except for the Excluded Liabilities (as hereinafter defined) (hereinafter referred to as the "Assumed Liabilities"). The Assumed Liabilities also specifically include the claims described on Exhibit 2.1A(i) The Excluded Liabilities are set forth on Schedule 2.1. All Excluded Liabilities shall remain the sole obligation of Seller, and neither Beacon LLC, Buyer nor the owners of Buyer (the "Principals") shall have any obligation with respect thereto (except as otherwise provided on Schedule 2.1B), nor shall any payments from the Assets be made with respect thereto. Seller, jointly and severally, agree to indemnify Beacon LLC, Buyer, and Principals from any Excluded Liabilities and all matters related thereto.

               Notwithstanding anything to the contrary, Seller and Buyer agree that the "Assets" do not include actual out-of-pocket bridge production
                     ---
financing (but excluding development/pre-production expenditures) actually advanced by Ascent for the films "Hurricane Carter" and "End of Days." Ascent shall be entitled to receive from any third party production financing or other funds received by BCC or Beacon LLC for any such project, as and when received, whether before or after the Closing, an amount equal to the amount of bridge production financing (but excluding development/pre-production expenditures) advanced by Ascent as of the Closing for the films "Hurricane Carter" and "End of Days." All amounts (if any) received over and above (i.e., any Production
                                                        ---
Overages) development/pre-production expenditures (which will be for the benefit of Buyer) and out-of-pocket bridge production financing (which will be for the benefit of Seller) shall be for the sole benefit of Buyer.

               Notwithstanding anything to the contrary, Seller and Buyer and the Principals agree that the following amounts, whenever received, whether before or after Closing, shall be for the sole benefit of, and belong to, Buyer, and Seller shall not be entitled to retain any such amounts: (a) all producer's fees due or paid to BCC or Beacon LLC for the films "G's Trippin,'" "Love of the Game," "Hurricane Carter," and "End of Days" or other films in progress as of the Closing, including, without limitation, "13 Days" and "Family Man"; (b) all accrued development expenditures advanced by Ascent, BCC or Beacon LLC prior to Closing, and (c) all Production Overages. Prior to the Closing, any such producer's fees or development expenditures or Production Overages received by Ascent, BCC or Beacon LLC shall be credited against (and reduce) the Purchase Price (as defined in Section 3) on a dollar-for-dollar basis. After the Closing,
(i) any such producer's fees or development expenditures or Production Overages received by Beacon LLC shall be delivered by Beacon LLC to Buyer, (ii) any such producer's fees or development expenditures or Production Overages received by Seller shall be immediately delivered to Buyer by wire transfer or endorsement of the check received, and (iii) any out-of-pocket bridge production financing advanced by Ascent (and not previously paid to Ascent) for the films "Hurricane Carter" and "End of Days" received by Beacon LLC shall be immediately delivered to Ascent by wire transfer or endorsement of the check received.

               With respect to the $2,000,000 production investment to be made for the Beacon LLC asset "G's Trippin,'" Seller shall contribute $500,000, towards the cost thereof (to be made by a credit against the Purchase Price) and Buyer shall fund the entire "G's Trippin'" investment obligation as and when due. If such obligation is paid by Seller, BCC or Beacon LLC (other than from funds to be transferred to Buyer at the Closing) prior to the Closing, then such investment amount shall be added to (and increase) the Purchase Price to be paid by Buyer on a dollar-for-dollar basis, less the $500,000 credit against the
                                       ----
Purchase Price with respect to "G's Trippin.'"

          2.2 Except as specifically set forth in Section 2.1, above, BCC, Beacon LLC, Buyer and the Principals have not agreed to assume, pay, perform or discharge any debts, liabilities, commitments or obligations of Seller, and Seller shall indemnify and hold Buyer, Beacon LLC and the Principals harmless from any debts, liabilities, commitments or obligations of Seller other than those described in Section 2.1, above.

               At the time of the assumption of the Assumed Liabilities by Beacon LLC, Seller, BCC and Beacon LLC agreed that as between Beacon LLC and any third parties, assumption by Beacon LLC of certain debts, liabilities, commitments and obligations of Seller and BCC shall, in any event, be construed and limited with reference to the aggregate of business and activities previously carried on by Seller through BCC and to be acquired by Beacon LLC; and, with respect to said assumption, none of the debts, liabilities, commitments and obligations of the Seller or BCC are intended by Buyer and Seller be expanded, increased, broadened or enlarged as to rights or remedies of third parties against Beacon LLC as compared to such rights or remedies which such parties would have had against the Seller or BCC had the acquisition of its business and assets by Beacon LLC not taken place. Nothing contained in the assumption of liabilities shall be deemed to foreclose Beacon LLC or Buyer from contesting in good faith the Seller's or BCC's and Beacon LLC's duties and liabilities to third parties.

          2.3 Ascent will cooperate with Beacon LLC (to the extent legally possible) to permit Beacon LLC, after the Closing, to continue any employee benefit programs now currently offered to BCC or Beacon LLC employees [e.g.,
                                                                       ----
health insurance, life insurance, etc.] that Beacon LLC chooses to participate in. During the period that Beacon LLC's employees participate in any such employee benefit plans, Beacon LLC will prepay to Ascent, within ten (10) business days of presentation of an invoice with an explanation of the estimated costs, the full amount of such estimated costs. Any difference between the actual costs to Ascent of such benefits for Beacon LLC employees, plus Ascent's out-of-pocket costs in administering such benefit programs for Beacon LLC, and the estimated costs shall be paid by Beacon LLC, or refunded by Ascent, as the case may be, within ten days after a final reconciliation by Ascent. It is the parties' intent that Beacon LLC terminate its participation in the Seller's group plans and adopt its own "mirror" plans (to the extent it chooses to continue such benefit program for Beacon LLC employees). Seller shall pay in the normal course and in accordance with the terms of such plans any forfeitures or positive account balances for Beacon LLC employees in any employee benefit plans to Beacon LLC or Beacon LLC employees, as appropriate.

     3.   PURCHASE PRICE.  Subject to the terms and conditions hereof, and less
          ---------------
credits to be given by Seller against the Purchase Price, in consideration of the transfer of the Interest to Buyer, Buyer shall pay Seller at the Closing by electronic transfer to an account to be designated by Ascent, the sum of Nineteen Million Dollars ($19,000,000) (the "Purchase Price").

     4.   REPRESENTATIONS AND WARRANTIES OF SELLER AND ABC.  As of the Closing,
          ------------------------------------------------
Seller, jointly and severally, hereby represents and warrants to Buyer with respect to Seller, ABC, BCC and Beacon LLC that:

          4.1  AUTHORITY AND LEGALITY; NO CHANGES BY SELLER.  Each of Ascent,
               --------------------------------------------
BCC and ABC are a corporation, and Beacon LLC is a limited liability company, duly organized and validly existing and in good standing under the laws of the State of Delaware with all requisite corporate or entity power to enter into this Agreement and to perform all of their respective obligations hereunder and to own, lease or operate their properties and assets which they now own, lease or operate. All of the shares, of all classes, of ABC are owned by Ascent. Set forth on Schedule 4.1 is a true and complete list of all the direct and indirect subsidiary corporations and limited liability companies and all entities BCC or Beacon LLC have an ownership interest in, and the percentage and class of ownership in each entity. Except as otherwise contemplated herein, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and compliance with the terms hereof, have been duly authorized by all necessary corporate action by Ascent, BCC and ABC and by all entity actions by Beacon LLC or any affiliate; will not violate any existing provision of any law, rule, or governmental regulation, or violate any existing term or provision of any order, writ, judgment, injunction or decree of any government, governmental instrumentality, public authority or court applicable to Ascent, BCC, ABC, or Beacon LLC; will not require the prior consent, approval or action of any other corporation or any person, firm, company, or public authority, except for Seller's lenders, which consent has been obtained; will not conflict with or result in a breach or default (or give any party the right to declare a breach or default upon notice or passage of time, or both), and will not result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature upon or in any of the Assets, of or pursuant to any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Seller, BCC or ABC, or the Certificate of Formation and Operating Agreement of Beacon LLC, or of any indenture, mortgage, deed of trust, or any material agreement or instrument to which Seller or BCC, or Beacon LLC or ABC is a party; and this Agreement constitutes the legal, valid and binding agreement of Seller, ABC, and Beacon LLC. Seller, ABC, and Beacon LLC each is, and BCC was, qualified to do business and is (and BCC was) in good standing in each material jurisdiction in which the nature of its business or the character of its properties makes such qualification necessary. Except as otherwise disclosed on
Schedule 4.1.A, neither Seller nor any of its affiliates (other than BCC) have entered into any material agreements or incurred any material obligations binding on BCC or Beacon LLC, or affecting the Assets, and with respect to BCC and Beacon LLC, has entered into any material agreements or incurred any material obligations binding on BCC or Beacon LLC, or affecting the Assets, other than through officers of BCC or of Beacon LLC excluding Charlie Lyons, James A. Cronin, III, David Holden or Arthur Aaron.

          4.2  TAXES.  Seller, ABC, BCC and Beacon LLC have filed all tax
               -----
returns required by law to have been filed and have paid all taxes, federal, state, local or foreign, and penalties and interest due with respect to all periods ending on or before the Closing Date, for returns and taxes due as of that date, and will timely file all returns and pay all taxes, federal, state, local or foreign, and penalties and interest due with respect to all periods up through and including the Closing Date. Except as set forth on Schedule 4.2, neither Seller or any of its subsidiaries or affiliates, nor BCC or Beacon LLC has waived any statute of limitations applicable to its tax returns or tax liabilities. Seller, BCC and Beacon LLC have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, officer, director, creditor or third party of BCC, Beacon LLC or any affiliated entity with respect to BCC's and Beacon LLC's business. There are no liens or levies for taxes upon the Assets. Except as set forth in Schedule 4.2, there has been no tax audits or examinations of Ascent and its affiliates, including BCC, and no adjustments made with respect to any previously filed tax returns. There are no pending assessments.

          4.3  CERTIFICATES OF FORMATION AND OPERATING AGREEMENTS.
               --------------------------------------------------

               4.3.1 Prior to Closing, Seller has delivered to Buyer true, accurate and complete copies of Beacon LLC's Certificate of Formation and Operating Agreement, together with all amendments to each of same, and will permit Buyer to examine the minute books of Beacon LLC, which contains complete and accurate records of any and all proceedings and actions at all meetings or taken by the written consent of Beacon LLC's members and manager(s). Seller represents and warrants that at all times since formation (1) such Beacon LLC has been and will be treated as, and will file income tax returns as, a partnership for all federal, state and local taxing jurisdictions; (2) such Beacon LLC has not made, and will not make, an election under Section 754 of the United States Internal Revenue Code (the "Code") or any corresponding provision of any state or local law; and (3) such Beacon LLC has elected to make any allocations under Section 704(c) of the Code (and any state or local law) under the "traditional" method.

               4.3.2 Prior to Closing, Seller has delivered to Buyer true, accurate and complete copies of each Beacon Sub LLC's Certificate of Formation and Operating Agreement, together with all amendments to each of same, and will permit Buyer to examine the minute books of each Beacon Sub LLC, which contains complete and accurate records of any and all proceedings and actions at all meetings or taken by the written consent of such Beacon Sub LLC's members and manager(s). With respect to each Beacon Sub LLC, Seller represents and warrants that at all times since formation, such (1) Beacon Sub LLC has been and will be treated as, and will file income tax returns as, a partnership or a disregarded entity for all federal, state and local taxing jurisdictions; (2) Beacon Sub LLC has not made, and will not make, an election under the Code or any corresponding provision of any state or local law; and (3) Beacon Sub LLC has elected to make any allocations under Section 704(c) of the Code (and any state or local law) under the "traditional" method.

          4.4  OUTSTANDING MEMBERSHIP INTERESTS OF BEACON LLC; OUTSTANDING
               -----------------------------------------------------------
               OPTIONS AND WARRANTS.
               --------------------

               4.4.1 The authorized membership interests of Beacon LLC are as set forth on Schedule 4.4.1. All such interests will be validly issued, fully paid and non-assessable and issued and outstanding. All of such issued and outstanding membership interests of Beacon LLC's membership interests are held by Ascent and ABC, and owned by them in the proportions set forth on Schedule 4.4.1.

               4.4.2 Seller and ABC are the lawful owners of all right, title and interest in and to all of the issued and outstanding membership interests of Beacon LLC and have good and marketable title thereto free and clear of any claims, liens, pledges, encumbrances, equities or adverse rights of any kind whatsoever. Ascent and ABC have the right, power and authority to sell, assign and transfer the Interest (consisting of 90% of the membership interests of Beacon LLC) pursuant to the terms of this Agreement and will convey same to Buyer free and clear of any claims, liens, pledges, encumbrances, equities or adverse rights of any kind whatsoever, except those granted to Armyan Bernstein and Marc Abraham.

               4.4.3 There are not any options, warrants, subscriptions or other contracts, agreements, rights or claims outstanding for the purchase or acquisition of, nor any securities convertible into, membership or other interests in Beacon LLC whether issued, unissued, held in the treasury or otherwise, and whether exercisable against Beacon LLC or any of its members. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to BCC or Beacon LLC except those granted to Armyan Bernstein and Marc Abraham.

          4.5  OUTSTANDING OWNERSHIP INTERESTS OF BEACON SUBSIDIARIES.
               ------------------------------------------------------

               4.5.1 The authorized membership interests of each Beacon Sub LLC are as set forth on Schedule 4.5.1. All such interests will be validly issued, fully paid and non-assessable and issued and outstanding. All of such issued and outstanding membership interests of each Beacon Sub LLC's membership interests are held by Beacon LLC alone or in conjunction with another Beacon Sub LLC, and owned by them in the proportions set forth on Schedule 4.5.1.

               4.5.2 Beacon LLC and/or a Beacon Sub LLC are the lawful owners of all right, title and interest in and to all of the issued and outstanding membership interests of each Beacon Sub LLC and have good and marketable title thereto free and clear of any claims, liens, pledges, encumbrances, equities or adverse rights of any kind whatsoever. All of the membership interests in each Beacon Sub LLC are owned by Beacon LLC alone or in conjunction with another Beacon Sub LLC.

               4.5.3 There are not any options, warrants, subscriptions or other contracts, agreements, rights or claims outstanding for the purchase or acquisition of, nor any securities convertible into, membership or other interests in any Beacon Sub LLC whether issued, unissued, held in the treasury or otherwise, and whether exercisable against Beacon LLC or any of its members. There are no outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to any Beacon Sub LLC.

          4.6  OFFICERS, DIRECTORS AND MANAGERS.
               --------------------------------

               4.6.1 The managers and officers of Beacon LLC prior to the Closing will be as set forth in Schedule 4.6 A attached hereto. Each of the managers and officers of Beacon LLC (except for those listed on Schedule 4.6B [the "Retained Officers"]) will resign effective on the Closing Date and will release such Beacon LLC from any claims which he, she or it may have against Beacon LLC in a form mutually acceptable to the parties.

               4.6.2 The managers and officers of each Beacon Sub LLC prior to the Closing will be as set forth in Schedule 4.6 attached hereto. Each of the managers and officers of each Beacon Sub LLC (except for the Retained Officers) will resign effective on the Closing Date and will release Beacon LLC and each Beacon Sub LLC from any claims which he, she or it may have against Beacon LLC or any Beacon Sub LLC in a form mutually acceptable to the parties.

               4.6.3 At the Closing, Seller will deliver a release of all claims against BCC or Beacon LLC from all former directors and officers of BCC, except for the Retained Officers, in a form mutually acceptable to the parties.

          4.7  BOOK VALUE AND TAX BASIS.  The Seller's and BCC's respective book
               ------------------------
values and tax basis of each category of the Assets and each material Assets and any other assets held by BCC on November 30, 1998 is attached hereto as Schedule
4.7. Seller will update this Schedule, values and basis as of the Closing Date and will deliver it to Buyer as soon as practical after the Closing Date. The parties agreed that the Chairman of BCC and Beacon LLC, shall determine which, if any, projects are to be abandoned for the periods from January 1, 1998 through the Closing.

          4.8   LITIGATION.  Except as set forth on Schedule 4.8 prepared and
                ----------
delivered by Seller's management, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of Seller, threatened against Seller, BCC or Beacon LLC with respect to, or arising out of, this Agreement or the transactions contemplated hereby, or which could have a material adverse effect on the Assets or the business or operations of BCC or Beacon LLC, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, or before any arbitrator or private judge.

          4.9   SALE BY SELLER ON AN "AS-IS, WHERE-IS" BASIS.  Except for the
                --------------------------------------------
specific representations made by Seller herein and in any other document or certificate delivered by Seller pursuant to this Agreement, it is the intention of Seller that its sale of the Interest is on an "as is, where is" basis. Notwithstanding the foregoing, Seller does not have knowledge of any facts which would make any representation or warranty of BCC or Beacon LLC contained in this Agreement or in any certificate or schedule furnished pursuant hereto untrue in any material respect or materially misleading, including, with respect to representations or warranties made to the knowledge of BCC or Beacon LLC, facts which would make sure representation or warranty untrue in any material respect or materially misleading if known to BCC or Beacon LLC. To the knowledge of Seller, Seller (which for purposes hereof includes all subsidiaries and entities owned or controlled by Seller other than BCC or Beacon
LLC) has not taken any action, or omitted to take any action, which would have the effect of making any of the representations or warranties of BCC or Beacon LLC untrue in any material respect or materially misleading. Seller has made its own determination as to the value of the Interest and is relying solely thereon and not on any representation or warranty of any other person or party in entering into this Agreement and selling the Interest.

          4.10  KNOWLEDGE OF SELLER.   Knowledge of Seller means actual
                -------------------
knowledge of Charlie Lyons, James A. Cronin III, David Holden or Arthur Aaron (collectively, "Seller's Executives"), and specifically excludes information only known to directors or officers of BCC or Beacon LLC who are not officers or directors of Ascent and which information they have not disclosed to any of Seller's Executives.

          4.11  MATERIAL MISSTATEMENTS OR OMISSIONS.  No representation or
                -----------------------------------
warranty by Seller contained in this Agreement or in any certificate or schedule furnished by Seller pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement of fact contained therein not misleading.

     5.   REPRESENTATIONS AND WARRANTIES OF BEACON LLC.  As of the Closing,
          --------------------------------------------
Beacon LLC hereby represents and warrants to Buyer with respect to BCC and Beacon LLC that:

          5.1   FINANCIAL STATEMENTS.  BCC has heretofore delivered to Seller,
                --------------------
Buyer and the Principals the financial statement of BCC as of November 30, 1998 (the "Statement Date"). Said financial statement has been prepared by BCC management in accordance with the books and records of BCC and common industry accounting practices for a subsidiary of a parent company, applied on a basis consistent with the financial statements of prior periods, contains and reflects all necessary adjustments for a fair presentation of the financial condition of BCC at the Statement Date, and with respect to any of BCC's contracts and commitments, contains and reflects reserves for all material liabilities and for all reasonably anticipated material losses and costs in excess of expected receipts. For purposes of this Agreement, BCC's financial statements as of the Statement Date shall be treated as Beacon LLC's financial statement as of that date. Except as otherwise disclosed on Schedule 5.1, since the Statement Date neither BCC nor Beacon LLC nor any of their controlled affiliates have entered into any material agreements or incurred any material obligations binding on BCC or Beacon LLC, or affecting the Assets, other than through Armyan Bernstein, in his capacity as Chairman of BCC and Manager of Beacon LLC.

          5.2  ABSENCE OF CERTAIN CHANGES.  Other than as specifically permitted
               --------------------------
by this Agreement, since the Statement Date, there has not been: (a) any material adverse change in the financial condition, assets, liabilities or business or prospects of BCC or Beacon LLC; (b) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Assets or Beacon LLC's properties or the Business; (c) except as set forth on Schedule 5.2, any increase in the compensation payable or to become payable by Beacon LLC to any of Beacon LLC's employees or agents, or any bonus payment or arrangement made to or with any thereof; (d) any mortgage, pledge or subjection to lien, charge or encumbrance of any kind of any of the Assets or Beacon LLC's assets, tangible or intangible; (e) any sale or transfer of any of the Assets or BCC's or Beacon LLC's assets, tangible or intangible, or any cancellation by BCC or Beacon LLC of debts owed to BCC or Beacon LLC or claims by Beacon LLC against others, except in the ordinary course of business, including transactions among BCC and Beacon LLC, on one hand, and Seller and Seller's division, controlled-entities and subsidiaries, on the other, consistent with past practices; (f) any amendment, modification or termination of any contract, agreement or license to which BCC or Beacon LLC is a party or by which it or any of the Assets are bound or directly or indirectly affected, otherwise than in the ordinary course of business, including transactions among Seller's divisions and subsidiaries consistent with past practices; (g) any cash payments by BCC or Beacon LLC to Seller or any affiliate other than for services provided or funds advanced for bridge production financing in accordance with past practices of BCC and the terms of this Agreement; and (h) any event or condition of any character materially and adversely affecting BCC's or Beacon LLC's financial condition, assets, liabilities, business, properties or prospects.

          5.3  AUTHORITY TO CONDUCT BUSINESS.  BCC and Beacon LLC are duly
               -----------------------------
authorized to conduct the business of BCC and Beacon LLC as is presently or was
conducted under all material applicable laws, orders and regulations.   BCC and
Beacon LLC each is in compliance in all material respects with all laws, orders and regulations applicable to the Assets, properties (including the Assets), business and operations of BCC and Beacon LLC, the noncompliance with which would have a materially adverse impact on BCC or Beacon LLC, and no formal or informal notice of any violation of any such laws, orders and regulations has
been received by BCC or Beacon LLC.   To BCC's and Beacon LLC's knowledge, there
are no situations involving BCC or Beacon LLC which involved or involves (i) the use of funds for unlawful contributions or unlawful expenses related to political activity, or (ii) the making of any direct or indirect unlawful payment to government officials or others, or the establishment or maintenance of any unlawful or unrecorded funds, or (iii) the receipt of any illegal discounts or rebates.

          5.4  TITLE TO AND CONDITION OF ASSETS.  BCC management has prepared
               --------------------------------
and delivered to Buyer and Seller Schedule 5.4 which is a true and complete list of all of the Assets containing an accurate description of the Assets and an accurate summary of the principal terms of all leases and options to purchase property included among the Assets, including the names of BCC's and Beacon LLC's lessors, if any, and persons or entities against whom options to purchase property are or will be exercisable. Except as set forth in Schedule 5.4, neither BCC nor Beacon LLC has leased or licensed others to use any of the Assets nor are the Assets subject to any such lease or license. Beacon LLC has good and marketable title to all of the Assets and all other assets of Beacon LLC free and clear of all liens, pledges, charges, encumbrances or equities of any nature whatsoever except as set forth on Schedule 5.4.

          5.5  CONTRACTS.  BCC management has prepared and delivered to Buyer
               ---------
and Seller Schedule 5.5 which is a true and complete schedule of all material contracts and commitments to which each of BCC and Beacon LLC is a party, by which it is bound, or under which it may be directly or indirectly affected, insofar as the same relate to the Assets or the Business. For the purposes of this Section 5.5, the term "material contracts and commitments" shall be defined as (a) all contracts or commitments arising outside of the ordinary course of business; (b) all contracts or commitments involving an obligation which cannot, or in reasonable probability will not, be performed or terminated within six (6) months from the date hereof; (c) all other contracts or commitments providing for payments based in any manner upon the receipts or profits of BCC or Beacon LLC; (d) all contracts or commitments between BCC or Beacon LLC and Seller or any of Seller's subsidiaries or affiliates; and (e) all contracts or commitments, whether in the ordinary course of business or not, which contracts or commitments involve future payments, performance of services or delivery of goods or materials to or by Beacon LLC of an aggregate amount or value in excess of Twenty-five Thousand Dollars ($25,000). Except as set forth on Schedule 5.5, neither BCC nor Beacon LLC is in default, nor is there any claim of default, under any such contracts made or obligations owed by BCC or Beacon LLC, and neither BCC nor Beacon LLC has waived any material right under any such contracts or obligations, nor is there any basis for the other party or parties to any such contracts canceling the same. All such contracts are fully assignable to Beacon LLC, and have been assigned (or will be before Closing) and the transactions described herein shall not affect the contracts (e.g., constituting a default or triggering any change in
                      ---
the terms or conditions thereof).

          5.6  COPYRIGHTS.  BCC management has prepared and delivered to Buyer
               ----------
and Seller Schedule 5.6 which is a true and complete list of all of the foreign and domestic copyright registrations or applications for registration thereof for motion pictures, films, records, materials, designs or other copyrightable subject matter used in the conduct of the business of BCC and/or Beacon LLC as now conducted or in which either BCC or Beacon LLC has rights. Except as set forth in Schedule 5.6, all copyrights used in the conduct of the business as now conducted, including all copyrights with respect to all motion pictures, films, records, materials, advertising, software and photographs (collectively, the "Copyrights"), are solely owned by BCC and/or Beacon LLC, and will be owned by Beacon LLC on the Closing Date. Neither BCC nor Beacon LLC (nor any affiliate, including Seller) has received any notice from a third party asserting any allegations of infringement of any copyrights held by third parties. Neither BCC nor Beacon LLC has sold, licensed or transferred to Seller, any employee or other person or entity any rights to any of the Copyrights, except as set forth on Schedule 5.6. No person has asserted, and which has not been completely resolved, that either Seller, BCC or Beacon LLC is infringing or has infringed, any foreign or domestic copyright in connection with the Business.

          5.7  PATENTS, TRADEMARKS, LICENSES AND CERTIFICATES.  Beacon LLC uses
               ----------------------------------------------
no patents in the operation of its business. Beacon LLC owns, all of its right, title and interest to the name "Beacon" and "Beacon Communications" and to any copyrights, trademarks, trade names, service marks, logos, designs, domain names and similar items, both foreign and domestic, using the name or term "Beacon" or "Beacon Communications" (the "Marks"). Neither the Seller nor any of its affiliates, nor any other person or entity, has any rights to license or use any of the Marks or any derivation thereof. No Mark is the subject of any pending, or to the knowledge of BCC or Beacon LLC threatened, litigation, arbitration, interference, cancellation, adverse claim, or hearing. Neither BCC nor Beacon LLC has infringed upon or violated the rights of any other person respecting copyrights, patents, trademarks, trade names, logos, names or service marks. Neither BCC nor Beacon LLC (nor any affiliate, including Seller) has received any notice of any claim of infringement or violation.

          5.8  LITIGATION.  Except as set forth on Schedule 5.8 prepared and
               ----------
delivered by BCC management, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of BCC or Beacon LLC, threatened against Seller, BCC or Beacon LLC with respect to, or arising out of, this Agreement or the transactions contemplated hereby, or which could have a material adverse effect on the Assets or the business or operations of BCC or Beacon LLC, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, or before any arbitrator or private judge.

          5.9   EMPLOYEE RELATIONS.  Except as set forth on Schedule 5.9
                ------------------
prepared and delivered by BCC management, neither BCC nor Beacon LLC is, or will be at the Closing, subject to any agreements or employment contracts with any of their employees or to any bonus arrangements, pension or other retirement plans, or other similar benefit plans covering any of said employees. Beacon LLC will have no obligations with respect to wage continuation, health insurance, severance pay or accrued vacation obligations to any employee of BCC or Beacon LLC or Seller for any period prior to and including the Closing Date. Except as set forth on Schedule 5.9, none of BCC's or Beacon LLC's employees is represented by any labor union or other collective bargaining agent; and neither BCC nor Beacon LLC has any knowledge of any attempt to organize any of such employees or any unit pursuant to any state or federal law such as, but not limited to, the National Labor Relations Act. None of Seller, BCC, Beacon LLC or an affiliate of any of them under the Employee Retirement Income Security Act ("ERISA") is or has ever been obligated to contribute to any employee benefit plan or arrangement which constitutes a "multi-employer plan" as defined in
Section 3(37) of ERISA or a plan described in Section 4063(a) of ERISA. Seller, BCC and Beacon LLC have made or accrued all contributions required under the terms of such employee benefit plans to have been paid or accrued for services ending on or prior to the Closing, and no accumulated funding deficiency (as defined in Section 302 of ERISA and/or Section 412 of the Internal Revenue Code) exists (whether or not waived). No plans of Seller, BCC or Beacon LLC are or have ever been required to pay premiums to the Pension Benefit Guaranty Corporation.

          5.10  INSURANCE.  There is listed on Schedule 5.10, prepared and
                ---------
delivered by BCC management, a true and complete list of all policies of fire, liability, warranty, use and occupancy and other forms of insurance obtained by BCC (including those to cover those films in production that are included in the Assets, the "Film Policies") and all other insurance policies covering the Assets, the Business, the properties, employees or business of BCC and Beacon LLC, including any policies obtained and owned by Ascent and COMSAT and covering BCC, Beacon LLC and the Assets as a result of BCC and Beacon LLC being subsidiaries of Ascent (the "Beacon Policies") since December 1, 1994. Except as noted, all Beacon Policies are duly in force and they are in amounts and insure against such losses and risks as are generally maintained for comparable
businesses and properties.   All Film Policies and other insurance policies
covering BCC, Beacon LLC, the Business, the Assets, the properties or employees thereof (but excluding any policies obtained by Ascent and covering BCC and Beacon LLC as a subsidiary of Ascent) ["Beacon-Specific Policy(ies)"], and specifically including the life and disability policies on Armyan Bernstein and the life insurance policy on Marc Abraham, have been, assigned to Beacon LLC, and the sale of the Interest will not cause any Film Policy or Beacon-Specific Policy to be terminated or canceled, and such policy shall remain in force until the normal expiration of its terms (subject to payment of the normal premiums), unless Beacon LLC elects to terminate the policy prior to that date. All of the other Beacon Policies will continue to cover Beacon LLC and BCC for occurrences prior to the Closing Date on the same terms as if the sale described herein had not occurred. Seller will assist and cooperate with Beacon LLC in obtaining, at Beacon LLC's expense, coverage with respect to occurrences on or prior to the Closing Date. On or before the Closing, Buyer will be provided a summary of all Beacon policies, and copies of each Beacon policy (including any policies obtained by Ascent).

          5.11  BANKS.  Schedule 5.11 prepared and delivered by BCC management
                -----
sets forth (a) the name of each bank, trust company, stock and other broker with which BCC or Beacon LLC have an account, credit line, or safe deposit box or value or maintain any relations, (b) the name of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (c) the purpose of each such account, safe deposit box or vault, and (d) the names of all persons authorized by proxy, power of attorney or like instrument, to act on behalf of either of BCC or Beacon LLC in matters concerning the Business or the Assets.

          5.12  ENVIRONMENTAL AND HEALTH LAWS.    Neither BCC nor Beacon LLC is
                -----------------------------
in violation of any environmental law or any order or requirement of any court or governmental authority to the extent such order or requirement pertains to health or the environment, nor are the operations or assets of either BCC or Beacon LLC, or the Assets subject to any remedial obligations under any environmental law.

          5.13  MATERIAL MISSTATEMENTS OR OMISSIONS.  No representation or
                -----------------------------------
warranty by BCC or Beacon LLC contained in this Agreement or in any certificate or schedule furnished by BCC or Beacon LLC pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement of fact contained therein not misleading. To the knowledge of BCC and Beacon LLC, there is no fact that would materially adversely affect the operations, business, assets or projects of BCC or Beacon LLC that has not been disclosed in this Agreement or a Schedule thereto.

     6.   OBLIGATIONS AND COVENANTS OF SELLER, BCC AND BEACON LLC. Each of
          -------------------------------------------------------
Seller, BCC and Beacon LLC hereby covenants and agrees as follows:

          6.1   ACCESS AND INFORMATION.  Seller, BCC and Beacon LLC will give
                ----------------------
Buyer and its counsel, accountants and other representatives full access, during normal business hours, to all of the properties, books, contracts, commitments and other records of BCC and Beacon LLC, and will furnish Buyer and such representatives during such periods with all such information and data concerning the Assets, the Assumed Liabilities and the assets, properties and affairs of Beacon LLC as Buyer or such representatives shall request, and Buyer and its representative, shall keep confidential (except to the extent that disclosure may be required by law) any confidential information obtained under this Agreement. Seller shall also provide all schedules, work papers and other information showing the depreciation and the methodology therefor for the amortization and depreciation of all Assets, and BCC's and Beacon LLC's methods of accounting, and all information relating to differences in reporting for financial (i.e.., book) purposes and income tax purposes and other matters
           ----
necessary or helpful in the preparation of BCC's and Beacon LLC's financial statements and tax returns. Also, Seller and Beacon LLC will cooperate with Buyer and use Seller's best reasonable efforts to have Seller's auditors and tax preparers provide Buyer and its representatives access to, and copies of, all information, schedules and work papers relating to BCC and Beacon LLC tax returns, financial statements, methods of accounting, tax basis and book values, methods of depreciation and amortization, and other matters necessary or helpful for Buyer and Beacon LLC to prepare its books and records, financial statements and tax returns. Post-Closing, Beacon LLC, shall cooperate in providing information reasonably requested by Seller for Seller to prepare its financial statements and tax returns.

     7.   REPRESENTATIONS AND WARRANTIES OF BUYER.  As of the Closing, Buyer
          ---------------------------------------
hereby represents and warrants that:

          7.1  AUTHORITY AND LEGALITY.  BT Investments is a limited liability
               ----------------------
company duly organized and validly existing and in good standing under the laws of the State of Delaware with all requisite entity power to enter into this Agreement and to perform all of its obligations hereunder. ANG is a corporation organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power to enter into this Agreement and to perform all of its obligations hereunder. Except as otherwise contemplated herein, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Buyer, and compliance with the terms hereof, have been duly authorized by all necessary entity action; will not violate any existing provision of any law, rule, or governmental regulation, or violate any existing term or provision of any order, writ, judgment, injunction or decree of any government, governmental instrumentality, public authority or court applicable to Buyers, or require the prior consent, approval or action of any other corporation or any person, firm or public authority; will not conflict with or result in a breach or default (or give any party the right to declare a breach or default upon notice or passage of time, or both) of any of the terms, conditions or provisions of the Certificate of Formation or the Operating Agreement of BT Investments or the Certificate of Incorporation or Bylaws of ANG or of any indenture, mortgage, deed of trust, or any material agreement or instrument to which Buyer is a party; and this Agreement constitutes the legal, valid and binding agreement of Buyer.

          7.2  MATERIAL MISSTATEMENTS OR OMISSIONS.  No representation or
               -----------------------------------
warranty of Buyer contained in this Agreement or in any certificate or schedule furnished pursuant hereto contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement of fact contained therein not misleading.

          7.3  LITIGATION.  Except as set forth on Schedule 7.3 prepared and
               ----------
delivered by Buyer, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of Buyer, threatened against Buyer, with respect to, or arising out of, this Agreement or the transactions contemplated hereby, or which could have a material adverse effect on the assets or businesses of Buyer, or at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality, or before any arbitrator or private judge.

     8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Buyer or Seller (or their respective owners) shall survive the Closing Date for a period of eighteen (18) months and any voluntary or involuntary act of Buyer, the Principals, Beacon LLC or Seller. Notwithstanding the preceding, (i) Seller's representations, warranties and agreements as to the Membership Interests of Beacon LLC set forth in Paragraphs 4.4 and 4.5 hereof shall survive indefinitely, and (ii) all representations, warranties and agreements as to all tax obligations and tax matters of Seller, BCC and Beacon LLC for all periods ending on and before the Closing shall survive for the period of all relevant statutes of limitations. All representations, warranties and agreements made by BCC or Beacon LLC shall survive the Closing Date for a period of four (4) years and any voluntary or involuntary act of Buyer, the Principals, Seller or Beacon LLC. Any investigation made by Buyer shall not affect the representations and warranties hereunder or their survival as herein contemplated.

     9.   FEDERAL SECURITIES ACT. The parties hereto understand that the
          ----------------------
membership interests to be transferred pursuant to the provisions of this Agreement will not be registered under the Securities Act of 1933, as amended (hereinafter referred to as the "Securities Act"), in reliance upon exemptions contained in the Securities Act and General Rules and Regulations under the Securities Act and promulgated by the Securities and Exchange Commission. Each of Buyer hereby represents and warrants that the membership interests to be purchased pursuant to the terms of this Agreement are not being acquired with a view to any distribution in violation of the Securities Act and the Rules and Regulations promulgated thereunder. The certificates for the membership interests to be delivered at the Closing will bear an appropriate legend required by the Securities Act.

     10.   CLOSING.  The sale and purchase of the membership interests shall
           -------
place at a closing (the "Closing") which shall take place on January 15, 1999 at 5:00 p.m. at the offices of LeWinter & Rosman, A Professional Corporation, 16255 Ventura Boulevard, Suite 600, Encino, California 91436, or at such other time and place as shall be determined by Seller and Buyer (the "Closing Date").

           10.1 At the Closing, in addition to all of the other documents set forth herein, Seller shall deliver to Buyer

                 (a) resignations and releases of each of the managers and officers of Beacon LLC and each Beacon LLC Sub;

                 (b) an assignment sufficient to transfer the Interest on the books of Beacon LLC to Buyer;

                 (c)  the books and records of BCC and Beacon LLC;

                 (d) certificates, dated the Closing Date, executed by the Chairman or a Vice President and by the Chief Financial Officer of such corporation or two Managers of the Beacon LLC certifying that all representations and warranties of Seller and Beacon LLC contained herein or in any schedule, statement or certificate delivered in connection herewith are true and correct on of the Closing, and that Seller and Beacon have duly performed all obligations and covenants to be performed by each of them hereunder;

                 (e) an instrument from each of Seller's lenders or other parties having a security interest or other lien or interest in the Interest, any of the Assets or any of the other assets of BCC or Beacon LLC or having a security interest in any significant Ascent assets releasing its security or other lien or interest therein as of the Closing and a fully-executed UCC-3 forms (and/or other documents) and release of guarantees or other obligations of Beacon LLC, BCC, and or any Beacon LLC Sub for such purpose. The liens for the production loans for "G's Trippin,'" "Hurricane Carter" and "End of Days" shall be excluded;

                 (f) an opinion of Seller's Vice President, business and legal affairs, dated the Closing Date, in form reasonably satisfactory to Buyer's counsel;

                 (g) an opinion of Seller's intellectual property counsel, dated the Closing Date, in form satisfactory to Buyer's counsel, regarding the Marks; and

                 (h)  checks for 1998 bonuses for employees of BCC and Beacon
LLC.

     10.2  Buyer's Delivery.  At the Closing, Buyer shall deliver to Seller (a)
           ----------------
confirmation of the wire transfer of or delivery of a certified cashier's check in the amount of the Purchase Price (less credits) as provided in Section 3.1, above, and (b) a certificate, dated the Closing Date, executed by its Manager and each of the Principals certifying that (i) all representations and warranties of Buyer and the Principals contained herein or in any schedule, statement or certificate delivered in connection herewith are true and correct as of the Closing; and (ii) each of Buyer and the Principals shall have duly performed all obligations and covenants to be performed by each of them hereunder.

     10.3  Adjustments.  From and after December 21, 1998, the Assets shall also
           -----------
include all cash receipts of any type, including overhead contributions from MCA, profit participations, fees, residuals, reimbursement and payments received with respect to the Assets, the Business, and the operations of BCC and Beacon LLC, including from all motion pictures and films that BCC or Beacon LLC is or was involved with (other than recoveries of bridge production financing which Ascent is entitled to keep under the terms of Paragraph 2.1) less direct operating overhead (excluding interest on any intercompany advances, if any is normally charged) expenditures of BCC and Beacon LLC for period after that date. Expenditures are to be the usual and customary expenditures and within the budget, and, in no event, are any Excluded Liabilities to be paid or any expenditures which are to be paid by Seller under this Agreement to be paid.
All expenses of BCC or Beacon LLC related to the Assets or the Business which are due and payable in the ordinary course up through and including the Closing Date shall be paid by BCC or Beacon LLC in the ordinary course, without any delay from past practices, and Seller shall provide the funds to make such payments, if needed. Notwithstanding anything to the contrary, all items of Excluded Liabilities and expenses which are to be paid by Seller under this Agreement shall be paid by Seller and not by BCC or Beacon LLC. Except as expressly set forth in the Agreement, there will be no liability or obligation of Beacon LLC to reimburse or in any manner to repay any intercompany account payable to Seller as of the Closing. No distributions shall be made to Seller, except to reimburse Seller for the cost of salaries and other operating overhead expenditures (consistent with past practices and prorated for periods extending beyond January 1999)of BCC or Beacon LLC paid by Ascent plus recoveries of bridge production financing which Ascent is entitled to keep under the terms of Paragraph 2.1. Ascent may have BCC or Beacon LLC use any such funds received to fund production (including development/financing) for "13 Days" and "Family Man," but any BCC or Beacon LLC funds so used shall reduce on a dollar-for-dollar basis Buyer's reimbursement obligations to Seller at the Closing with respect to such financing, unless Ascent has funded BCC or Beacon LLC operating and overhead expenditures in excess of receipts from December 21, 1998, in which case, Buyer will reimburse Seller for the BCC or Beacon LLC funds used to fund production for "13 Days" and "Family Man," but in no event shall such amount exceed the out-of-pocket amount contributed by Ascent to fund BCC or Beacon LLC operating expenditures.

     11.   SELLER'S INDEMNIFICATIONS.  Seller, jointly and severally, shall
           -------------------------
indemnify the Principals, Beacon LLC and Buyer as follows:

           11.1  INDEMNIFICATION.  Seller shall indemnify and hold the
                 ---------------
Principals, Buyer and Beacon LLC harmless against and from any losses, costs, damages, or liabilities, including in each case the costs and expenses reasonably incurred by the Principals, Buyer or Beacon LLC for legal and accounting services in defending actions or claims giving rise to such right of indemnification, arising out of or based upon (a) the Excluded Liabilities; or
(b) any breach of any of Seller's warranties or agreements provided in this Agreement or any misrepresentation in any certificate or document delivered by Seller to Buyer hereunder. Recovery of the Principals, Buyer or Beacon LLC will also include any legal fees and costs of the Principals, Buyer or Beacon LLC in asserting their rights against Seller hereunder.

           11.2  OPPORTUNITY TO DEFEND LITIGATION.  If, after the Closing, any
                 --------------------------------
claim is made against the Principals, Beacon LLC or Buyer which, if sustained, would constitute an Excluded Liability or a breach of warranty or agreement by Seller or which would give rise to a right of indemnification, the Principals, Beacon LLC or Buyer shall cause written notice of the claim to be mailed to Seller within thirty (30) days after the Principals, Beacon LLC or Buyer receives a formal written demand for payment of such claim. If Seller wishes to join in defending or compromising the claim and so advises the Principals, Beacon LLC or Buyer in writing within ten (10) days after receipt of the notice, the Principals, Beacon LLC or Buyer shall afford Seller an opportunity to join therein at the sole expense of Seller and to undertake the sole defense thereof. If Seller does elect to join therein and to undertake the sole defense thereof with counsel reasonably acceptable to the Principals, Beacon LLC and Buyer, the Principals, Beacon LLC or Buyer will not compromise or settle such claim without Seller's consent. If Seller does not elect to join in the defense and undertake the sole defense, the Principals, Beacon LLC or Buyer shall have the right to make any settlement or compromise which it, in its sole discretion, deems reasonable (including payment in full of such claim) and obtain indemnification from Seller for the full amount thereof and in such event the validity of such claim or amount of such settlement may not then be challenged by Seller. In the event and for so long as Seller actively is contesting or defending against any indemnified action or claim, each of the Principals, Buyer and Beacon LLC will cooperate with the contest and defense, and Seller's counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, at no cost and expense to Seller. The indemnified party shall have the right to employ counsel separate from counsel employed by the indemnifying party in any such action and to participate therein, but the fees and expenses of such counsel employed by the indemnified party shall be at its expense.

          11.3  LOSSES BY SUBSIDIARIES.  For all purposes of this Agreement, any
                ----------------------
loss, liability, cost or expense suffered or incurred by any entity owned by Buyer (including Beacon LLC) or Beacon LLC shall be deemed suffered or incurred by Buyer, but Seller shall not be responsible for reimbursing more than one (1) party for the same loss, liability, cost or expense or for paying any amount in excess of the total loss, liability, cost or expense actually suffered or incurred.

     12.  INDEMNIFICATION BY BUYER AND BEACON LLC.  Buyer and Beacon LLC shall
          ---------------------------------------
jointly and severally indemnify Seller as follows:

          12.1  INDEMNIFICATION.  Buyer and Beacon LLC shall jointly and
                ---------------
severally indemnify and hold Seller harmless against and from any losses, costs, damages, or liabilities, including in each case the costs and expenses reasonably incurred by Seller for legal and accounting services in defending actions or claims giving rise to such right of indemnification, arising out of or based upon (a) any Assumed Liabilities; and (b) any breach of any of the warranties of Buyer provided in this Agreement or any misrepresentation by Buyer in any certificate or document delivered to Seller. Seller's recovery will also include any legal fees and costs of Seller in asserting its rights against Buyer and Beacon LLC hereunder.

          12.2  OPPORTUNITY TO DEFEND LITIGATION.  If, after the Closing, any
                --------------------------------
claim is made against Seller which, if sustained, would arise out of an Assumed Liability or constitute a breach of warranty or misrepresentation by Buyer or which would give otherwise rise to a right of indemnification by Buyer or Beacon LLC to Seller under this Agreement, Seller shall cause written notice of the claim to be mailed to Buyer and Beacon LLC within thirty (30) days after Seller receives a formal written demand for payment of such claim. If Buyer and/or Beacon LLC wishes to join in defending or compromising the claim and so advises Seller in writing within ten (10) days after receipt of the notice, Seller shall afford them an opportunity to join therein at the sole expense of Buyer and Beacon LLC and to undertake the sole defense thereof. If Buyer and Beacon LLC, or any of them, elect to join therein and to undertake the sole defense thereof with counsel reasonably acceptable to Seller, then Seller will not compromise or settle such claim without the consent of the defending party. If neither Buyer nor Beacon LLC elect to join in the defense and undertake the sole defense, Seller shall have the right to defend the action and to make any settlement or compromise which it, in its sole discretion, deems reasonable (including payment in full of such claim) and to obtain indemnification jointly and severally from Buyer or Beacon LLC for the full amount thereof, and in such event the validity of such claim or the amount of such settlement may not then be challenged by Buyer or Beacon LLC. In the event and for so long as Buyer or Beacon LLC actively is contesting or defending against any indemnified action or claim, Seller will cooperate with the contest and defense, and counsel in the contest or defense, make available Seller's personnel, and provide such testimony and access to Seller's books and records as shall be necessary in connection with the contest or defense, at no cost and expense to Buyer or Beacon LLC. The indemnified party shall have the right to employ counsel separate from counsel employed by the indemnifying party in any such action and to participate therein, but the fees and expenses of such counsel employed by the indemnified party shall be at its expense.

          12.3  LOSSES BY SUBSIDIARIES.  For all purposes of this Agreement, any
                ----------------------
loss, liability, cost or expense suffered or incurred by any Subsidiary of Seller shall be deemed suffered or incurred by Seller, but Buyer and Beacon LLC shall not be responsible for reimbursing more than one (1) party for the same loss, liability, cost or expense or for paying any amount in excess of the total loss, liability, cost or expense actually suffered or incurred.

     13.  INDEMNIFICATION BY BEACON LLC.  Beacon LLC shall indemnify Buyer and
          -----------------------------
the Principals as follows:

          13.1  INDEMNIFICATION.  Beacon LLC shall indemnify and hold Buyer and
                ---------------
the Principals harmless against and from any losses, costs, damages, or liabilities, including in each case the costs and expenses reasonably incurred by Buyer or the Principals for legal and accounting services in defending actions or claims giving rise to such right of indemnification based upon any breach of any of the warranties of BCC or Beacon LLC provided in this Agreement or any misrepresentation by BCC or Beacon LLC in any certificate or document delivered to Buyer or the Principals by either of them. Buyer's or the Principal's recovery will also include any of their respective legal fees and costs in asserting their rights against Beacon LLC hereunder.

          13.2  OPPORTUNITY TO DEFEND LITIGATION.  If, after the Closing, any
                --------------------------------
claim is made against Buyer or the Principals which, if sustained, would constitute a breach of warranty or agreement by Beacon LLC or which would give rise to a right of indemnification, Buyer or the Principals shall cause written notice of the claim to be mailed to Beacon LLC within thirty (30) days after any of them receives a formal written demand for payment of such claim. If Beacon LLC wishes to join in defending or compromising the claim and so advises Seller in writing within ten (10) days after receipt of the notice, Buyer and the Principals shall afford Beacon LLC an opportunity to join therein at the sole expense of Beacon LLC and to undertake the sole defense thereof. If Beacon LLC elects to join therein and to undertake the sole defense thereof with counsel reasonably satisfactory to Buyer and the Principals, neither Buyer not the Principals will compromise or settle such claim without Beacon LLC's consent.
If Beacon LLC does not elect to join in the defense and undertake the sole defense, Buyer and the Principals shall have the right to defend the action and to make any settlement or compromise which they, in their sole discretion, deem reasonable (including payment in full of such claim) and to obtain indemnification jointly and severally from Beacon LLC for the full amount thereof, and in such event the validity of such claim or the amount of such settlement may not then be challenged by Beacon LLC. In the event and for so long as Beacon LLC actively is contesting or defending against any indemnified action or claim, Buyer and the Principals will cooperate with the contest and defense, and counsel in the contest or defense, make available their personnel, and provide such testimony and access to Buyer's books and records as shall be necessary in connection with the contest or defense, at no cost and expense to Beacon LLC. The indemnified party shall have the right to employ counsel separate from counsel employed by the indemnifying party in any such action and to participate therein, but the fees and expenses of such counsel employed by the indemnified party shall be at its expense.

          13.3  LOSSES BY SUBSIDIARIES.  For all purposes of this Agreement, any
                ----------------------
loss, liability, cost or expense suffered or incurred by any Subsidiary of Buyer shall be deemed suffered or incurred by Buyer, but Beacon LLC shall not be responsible for reimbursing more than one (1) party for the same loss, liability, cost or expense or for paying any amount in excess of the total loss, liability, cost or expense actually suffered or incurred.

     14.  FEES AND EXPENSE.  Each of the parties to this Agreement shall pay its
          ----------------
own expenses in connection with the transactions contemplated hereby. Seller shall pay any transfer, documentary, sales or other taxes, fees, and expenses which may be due with respect to the transfers described herein.

     15.  BROKER'S AND FINDER'S FEE.  Seller and Buyer each represents and
          -------------------------
warrants to the other that it (and with respect to Seller it represents that each of BCC and Beacon LLC) has not incurred any broker's or finder's fee in connection with the transactions contemplated hereby, and each agrees to indemnify and hold the other harmless from any broker's or finder's fee or alleged broker's or finder's fee incurred by the other or any claim by any party that the other entered into any agreement calling for a broker's or finder's fee.

     16.  PUBLIC STATEMENTS.  Buyer, Seller and the Principals agree that to the
          -----------------
fullest extent permitted by law, the terms of this Agreement are CONFIDENTIAL. Buyer and Seller shall consult with each other with regard to all publicity, general employee announcements and public announcements concerning this Agreement and the transactions contemplated hereby and, except as required by applicable law or the applicable rules or regulations of any governmental body or stock exchange (including, without limitation, the NASDAQ Stock Market), no party shall issue a press release or announcement concerning this Agreement and the transactions contemplated hereby without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld. Prior to making any filing with regard to this Agreement, Seller will redact as many of the terms of this Agreement as may be permitted by law and shall provide Buyer the opportunity to comment on the proposed disclosure prior to filing.

     17.  SUCCESSORS AND ASSIGNS.  All covenants, representations, warranties
          ----------------------
and agreements of the parties contained herein shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

     18.  REMEDIES NOT EXCLUSIVE.  Except as expressly provided, no remedy
          ----------------------
conferred by any entity of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by Buyer, Beacon LLC or Seller shall not constitute a waiver of the right to pursue other available remedies.

     19.  NOTICES.  All notices, requests, demands and other communications
          -------
required or permitted hereunder shall be in writing and shall be deemed given or delivered to the parties at the following addresses (or at such other address as shall be given in writing by either party to the other) (i) when delivered personally, (ii) if transmitted by facsimile when confirmation of transmission is received, if received during normal business hours on a business day, otherwise on the next business day, or (iii) if sent by United States certified or registered mail, postage prepaid or by private courier, when received:

          Buyer:              BOOMTOWN INVESTMENTS, LLC
                              c/o LeWinter & Rosman, A Professional Corporation 16255 Ventura Boulevard, Suite 600
                              Encino, CA  91436
                              Attn.:  Kevin O'Donnell, Manager
                              Fax No.:  (818) 784-5096

          and to:             Armyan Bernstein, Member-Manager
                              c/o LeWinter & Rosman, A Professional Corporation 16255 Ventura Boulevard, Suite 600
                              Encino, CA  91436
                              Fax No.:  (818) 784-5096

          ANG:                ANG Capital Corporation
                              c/o LeWinter & Rosman, A Professional Corporation 16255 Ventura Boulevard, Suite 600
                              Encino, CA  91436
                              Fax:  (818) 784-5096

          With copies to:     LeWinter & Rosman, A Professional Corporation
                              16255 Ventura Boulevard, Suite 600
                              Encino, CA  91436
                              Attn.:  Richard D. Rosman, Esq.
                              Fax No.:  (818) 784-5096

          Seller:             Ascent Entertainment Group, Inc.
                              1225 Seventeenth Street
                              Suite 1800
                              Denver, CO  80202
                              Attn.:  Charles Lyons, Chairman
                              Fax No.:  (303) 308-0488

          With copies to:     Arthur Aaron, Esq.
                              c/o Ascent Entertainment Group, Inc.
                              1225 Seventeenth Street
                              Suite 1800
                              Denver, CO  80202
                              Fax No.:  (303) 308-0489

          Beacon LLC:         Beacon Communications, LLC
                              120 Broadway
                              Santa Monica, CA  90401
                              Attn.:  Armyan Bernstein, Chairman

          with copies to:     LeWinter & Rosman, A Professional Corporation
                              16255 Ventura Boulevard, Suite 600
                              Encino, CA  91436
                              Attn.:  Richard D. Rosman, Esq.
                              Fax No.:  (818) 784-5096


     20. ENTIRE AGREEMENT. This Agreement, together with all schedules, exhibits, certificates and documents delivered in connection herewith or referred to herein, contain the entire agreement between the parties hereto with respect to the transactions contemplated herein, supersede all prior negotiations between the parties, and cannot be amended, supplemented or modified except by an instrument in writing signed by the party against whom the enforcement of any such amendment, supplement or modification is sought.

     21.  CONSTRUCTION.  This Agreement shall be construed and enforced in
          ------------
accordance with the laws of the State of California.

     22.  CAPTIONS AND SECTION HEADINGS.  Captions and section headings used
          -----------------------------
herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

     23.  COUNTERPARTS.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The delivery of a facsimile copy of an executed copy by a party hereto shall be deemed an equivalent of delivery of any original signature by such party. Such party shall also deliver an original copy of the executed document within three (3) business days.

     24.  CORPORATE AUTHORITY.  Any corporation signing this Agreement
          -------------------
represents and warrants that said Agreement is executed in compliance with a resolution of the Board of Directors of said corporation, duly adopted by said Board and transcribed in full in the minutes of said corporation. Any individual signing this Agreement on behalf of an entity represents and warrants that he has full authority to do so.

     25.  INTERPRETATION.  No provision of this Agreement is to be interpreted
          --------------
for or against either party because that party or that party's legal representative drafted such provision.

     26.  DISPUTE RESOLUTION.   In the event of a dispute or disagreement among
          ------------------
the parties as to whether there has been a breach or default under this Agreement, each party agrees to notify in writing the other party of the alleged breach or default and both parties agree to discuss, negotiate and attempt to resolve the alleged breach or default for a period of thirty (30) days after notice. In the event the parties cannot reach an agreement to settle and resolve their dispute, each party agrees to use the alternative dispute mechanism set forth on Schedule 26 attached hereto as the exclusive means of resolving the dispute.

Notwithstanding anything to the contrary, either party may use a court proceeding to seek and obtain a temporary restraining order or injunctive relief.

     27.  FURTHER ASSURANCES.  The parties hereto agree to execute such
          ------------------
additional documents and take such further action as may be reasonably necessary to carry out the provisions of this Agreement. Without limiting the foregoing, from time to time, at Buyer's request, whether on or after the Closing Date and without further consideration or cost to Buyer or Beacon LLC, (a) Seller shall execute and deliver such further instruments of conveyance and transfer and take such other action as Buyer reasonably may require to more effectively convey and transfer to Buyer the Interests and to Beacon LLC the Assets and the Business which has been transferred and assigned to Beacon LLC and, if necessary, will assist Beacon LLC, at Beacon LLC's request, in the collection or reduction to possession of such property and to assist Buyer in understanding, contesting and defending any Assumed Liabilities and any Excluded Liabilities; and (b) Seller shall execute and deliver such documents and take all other actions reasonably necessary or helpful for Beacon LLC, BT Investments or any Principal to assert any claims it may have under any insurance policy now or previously held by Seller or COMSAT).

     28.  NAME CHANGE.  Not later than the next business day immediately
          -----------
following the Closing, each Seller shall file an amendment to its respective Certificate of Incorporation to change its respective corporate name so as not to include the word "Beacon" or any other name or mark that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public. Each such amendment shall be in a form acceptable for filing with the appropriate public official or agency of the respective State of incorporation of such Seller. A copy of the filed Amendment shall promptly be supplied to Buyer.

     29.  TAX RETURNS AND EXAMINATIONS.  All tax returns for BCC and Beacon LLC,
          ----------------------------
and their respective corporation subsidiaries and limited liability companies, for periods up to and including the Closing Date which have not yet been filed as of the date of this Agreement ("Pre-Closing Tax Returns") shall be prepared in a manner consistent with past practices and applicable law, and in accordance with the provisions of this Agreement and the agreements of the parties, and shall be provided to Buyer to allow for Buyer's review prior to filing as to matters that do or may affect Beacon LLC and/or Beacon Sub LLC (including, without limitation, tax basis of Assets, expensing or capitalization of expenditures, changes in methods of accounting, depreciation and amortization of films and other assets, and abandonment of development projects). Notwithstanding the above, Buyer and Seller agree that Buyer shall prepare all Beacon LLC tax returns and Beacon Sub LLC tax return (but not for corporate entities for periods ending on or before the Closing, which shall be prepared by Seller) for periods after December 31, 1998. Any Pre-Closing Tax Returns prepared by Seller shall be provided to Buyer for review and consultation; any pre-Closing Tax Returns prepared by Buyer shall be provided to Seller for review and consultation. Buyer and Seller intend and agree that such returns be filed in a manner that reflects that Beacon LLC has a carryover tax basis in the Assets of BCC, and that the merger of BCC into Beacon LLC is treated as a tax-free contribution of assets by BCC to Beacon LLC and a distribution of membership interests to Ascent. With respect to each merger or liquidation of any BCC or Beacon LLC subsidiary corporation into a limited liability company, there will also be a carryover basis in the assets. Seller will take all reasonable steps to preserve Buyer's tax positions. Seller and Buyer agree to consult and resolve in good faith any issue arising as a result of the review of such Pre-Closing Tax Returns. In the event the parties are unable to resolve any dispute within ten (10) days following the delivery of such Pre-Closing Tax Returns, the parties shall jointly request Seller's or Buyer's accountants (depending on whether Seller or Buyer prepared the tax return) to resolve any issue at least five (5) days before the due date of any such Pre-Closing Tax Return, in order that such Pre-Closing Tax Return may be timely filed. Except as expressly permitted by this Paragraph 32, neither Seller nor any affiliate of Seller shall, without the prior written consent of Buyer, file, or cause to be filed, any tax return or amended tax return or claim for tax refund for any pre-Closing period, which reasonably may materially adversely affect Beacon LLC or any subsidiary entity. Buyer's consent may be withheld to the extent that any such tax return or claim refund reasonably could materially adversely affect BCC, Beacon LLC or any subsidiary entity of either (such as by increasing its income or decreasing its deductions in years subsequent to the year involved in the return or claim for refund or changing the tax basis of Beacon LLC's assets or methods of accounting). The Seller has delivered to Buyer on or before the Closing, copies of all tax returns of BCC, Beacon LLC, or portions of Seller's group returns related to or affecting BCC or Beacon LLC, and all schedules and work papers, and all material records and other documents relating thereto, and the parties shall retain such documents until the expiration of the statute of limitation (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such returns and other documents relate until the final determination of any tax in respect of such years. Buyer shall have the right to participate with Seller and represent the interests of BCC or Beacon LLC and any transferred subsidiary of either in any tax audit or administrative or court proceeding relating to any tax returns or portions thereof (including any examination or proceeding relating to the income, methods of accounting, properties or operations of the BCC, Beacon LLC, and any subsidiary entities of either, for pre-Closing periods) relating to BCC, Beacon LLC or any subsidiary entity, and Seller shall give Buyer prompt and timely notice of any such audit or proceeding. In the event that Seller desires to compromise or settle any tax claim, or to consent or agree to any adjustment, relating to BCC or Beacon LLC or any transferred subsidiary entity for any pre-Closing period, Buyer and Beacon LLC shall have the right to review and approve such compromise, settlement, consent or agreement. Notwithstanding anything to the contrary contained or implied in this Agreement, without the prior written approval of Buyer, neither Seller nor any affiliate of Seller shall agree or consent to compromise or settle, either administratively or after the commencement of litigation, any issue or claim arising in any such audit or proceeding, or otherwise agree or consent to any tax liability that will adversely affect Beacon LLC or any transferred subsidiary entity should Beacon LLC or Buyer pick up and pay for the defense; if Buyer does not do so, Seller may compromise or settle.

     30.  SEVERABILITY.  In the event that any covenant, condition or other
          ------------
provision herein contained is held to be invalid, void or illegal by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect, impair or invalidate any other covenant, condition or other provision herein contained. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such covenant, condition or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Ascent:                  ASCENT ENTERTAINMENT GROUP, INC.
                              A Delaware Corporation


                              By:    /s/ Charles Lyons
                                   ---------------------------------------------
                                    Charles Lyons, Chairman


                              By:  /s/ Arthur M. Aaron
                                   ---------------------------------------------
                                    Arthur M. Aaron, Vice President



ABC:                          ASCENT BEACON CORP.
                              A Delaware Corporation


                              By:    /s/ James A. Cronin, III
                                   ---------------------------------------------
                                    Authorized Officer


                              By:    /s/ Arthur M. Aaron
                                   ---------------------------------------------
                                    Authorized Officer



Beacon LLC:                   BEACON COMMUNICATIONS LLC
                              A Delaware Limited Liability Company


                              By:    /s/ James A. Cronin, III
                                   ---------------------------------------------
                                    Authorized Member-Manager


                              By:    /s/ Arthur M. Aaron
                                   ---------------------------------------------
                                    Authorized Member-Manager

Buyer:                        BOOMTOWN INVESTMENTS, LLC
                              A Delaware Limited Liability Company


                              By:    /s/ Kevin O'Donnell
                                   ---------------------------------------------
                                    Kevin O'Donnell, Manager


                              By:    /s/ Armyan Bernstein
                                   ---------------------------------------------
                                    Armyan Bernstein, Manager



                    and       ANG CAPITAL CORPORATION
                              A Delaware Corporation


                              By:    /s/ Armyan Bernstein
                                   ---------------------------------------------
                                    Armyan Bernstein, President